Exhibit 1.02

Franklin Wireless Corp.

Conflict Minerals Report

For The Year Ended December 31, 2013

This is the Conflict Minerals Report of Franklin Wireless Corp. for the year ended December 31, 2013 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG) for the purposes of this assessment. These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

If a registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry completed by the registrant.

If a registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody. The registrant must annually submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.

In accordance with the rules, Franklin Wireless Corp. exercised due diligence to determine the conflict minerals status of conflict minerals necessary to the functionality or production of the wireless data communication products we sell.

Franklin Wireless Corp. has determined in good faith that for calendar year 2013, its conflict minerals status resulting from its due diligence efforts shows a portion to be “DRC conflict undeterminable” and the remainder to be “DRC conflict free” (terms as defined in the Rule).

The report presented herein is not audited as Rule 13p-1 provides that if a registrant’s products are “DRC conflict undeterminable” in 2013 or 2014, the Conflict Minerals Report is not subject to an independent private sector audit.

Company Overview

Franklin Wireless Corp. is engaged in the design, manufacture and sale of broadband high speed wireless data communication products such as third generation (“3G”) and fourth generation (“4G”) wireless modules and modems. Our current products are focused on widely deployed cellular technologies including CDMA EVDO Rev A, HSPA, WiMAX and LTE. We were the world’s first supplier of both CDMA EVDO Rev A and dual-mode (CDMA EVDO Rev A/WiMAX) Universal Serial Bus (USB) modems. Our industry leading USB modems (which are plugged into a computer’s USB port) provide consumers with an easy and convenient way in which to wirelessly connect to the Internet from laptop or desktop computers.

Product Overview

We focus primarily on wireless modems and routers, which provide a flexible way for consumers to connect to wireless broadband networks from laptop or desktop computers. Our broadband wireless data communication products are positioned at the convergence of wireless communications, mobile computing and the Internet, each of which we believe represents a growing market.

Reasonable Country of Origin Inquiry (RCOI) and RCOI Conclusion

In order to manage the scope of this task, Franklin Wireless relied upon the manufacturers or suppliers to provide information on the origin of the necessary conflict minerals that are used for functionality and production of our wireless data communication products. Franklin Wireless Corp.’s reasonable country of origin inquiry (ROCI) employed a combination of measures used to determine whether the necessary conflict minerals in Franklin Wireless products originated from the Democratic Republic of the Congo or an adjoining country.

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Conflict Minerals Policy

Franklin Wireless has adopted the following Conflict Minerals policy:

Conflict Minerals refers to minerals (tin, tantalum, tungsten and gold) mined in the eastern provinces of the Democratic Republic of the Congo and in the adjoining countries where revenues may be directly or indirectly financing armed groups engaged in civil war resulting in serious social and environmental abuses.

While we do not source these minerals directly, they may exist in the components of the products we sell.  We are therefore committed to working with our suppliers to ensure that they responsibly source the materials and components used in manufacturing of these products.  We expect suppliers to establish their own due diligence program to achieve conflict-free supply chains.  Franklin Wireless is committed to ethical practices and compliance with all applicable laws and regulations.

The policy is posted on our website at www.franklinwireless.com located in “Investor Relations” and “Social Responsibility.”

Due Diligence Process

Franklin Wireless Corp’s due diligence measures were based on the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC-GeSI”) initiative with the smelters and refiners of conflict minerals who provide those conflict minerals to our suppliers. We conducted a survey using a template developed jointly by EICC-GeSI known as the CFSI Reporting Template (the "Template"). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on CFSI’s website. The Template is being widely adopted by many companies in their due diligence processes related to conflict minerals.

Franklin Wireless Corp.’s due diligence measures included:

-	Conducting a supply-chain survey with the manufacturers regarding the suppliers of materials containing conflict minerals using the EICC-GeSI Conflict Minerals Reporting Template to identify smelters and refiners.
-	Taking the smelters and refiners identified in the supply-chain survey and comparing them against the list of smelter facilities which have been identified as “conflict free” by programs such as the EICC/GeSI Conflict Free Smelter (CFS) program for tantalum, tin, tungsten and gold.

As a company in the wireless communications business, Franklin Wireless is several layers removed from the actual mining of 3TG. Franklin Wireless does not make any direct purchases of raw ore or unrefined conflict minerals and makes no purchases in the Covered Countries.

Despite having conducted a good faith reasonable country of origin inquiry, we have concluded that our supply chain remains “DRC conflict undeterminable”. Franklin Wireless makes this determination due to the complexity of Franklin Wireless’ supply chain, it will take some time for the suppliers of the manufacturers to conclude whether the necessary conflict minerals originated from the Covered Countries, and if so, whether the necessary conflict minerals were from recycle or scrap sources, were DRC conflict free or have not been found to be DRC conflict free.

In the next compliance period, Franklin Wireless Corp. intends to implement steps to improve the information gathered from its due diligence to further mitigate the risk that its necessary conflict minerals do not benefit armed groups. These efforts include:

-	Improving communication with manufacturers and suppliers to improve due diligence efforts and increase data accuracy and completion.
-	Reviewing our Conflict Minerals policy when engaging with new contracted manufacturers and suppliers.

Smelters or Refiners Identified

We adopted the CFSI’s industry approach and traced back the origin of 3TG by identifying smelters, refineries or recyclers and scrap supplier sources. Franklin Wireless leveraged CFSI and its CFS program to trace the mine of origin of the 3TG to its ore level. The CFS program audits smelters and refineries to ensure that all certified smelters and refineries only use the ores that are conflict free from the DRC and covered countries.

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As the result of our due diligence survey, we have gathered 477 smelters and refineries names from our supply chain. Of those, 179 smelters and refineries are identified as CFSI’s known smelters and refineries, and 298 smelters and refineries are not validated or verified. Among these 179 smelters and refineries, 66 are on the list of CFSI's certified Conflict Free Smelters (CFS) list and considered to be conflict free, and with respect to the other 113, the CFSI has not provided an opinion as whether or not the minerals procured from these smelters and refineries originate from the DRC or surrounding countries.

Set forth below is the list of identified smelters and refineries identified by CFSI identified by our supply chain so far and their country of origin:

Metal	Smelter Name	Country
Gold	AGR Matthey(Australia)	AUSTRALIA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet SpA	ITALY
Gold	Chugai Mining Co.,Ltd	JAPAN
Gold	Codelco	CHILE
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mistubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Perth Mint	AUSTRALIA
Gold	Perth Mint (Western Austrila Mint)	AUSTRALIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Conghua Tantalum & Niobium Smeltery	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Limited	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemical	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	EM Vinto	BOLIVIA
Tin	FENIX METALS	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corp	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-Ferrous Metals Co Ltd	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	Allied Material (A.L.M.T) Corp	JAPAN
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co. Ltd	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co. Ltd	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tungsten Industry Co Ltd	CHINA
Tungsten	Kennemetal Inc.	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA